EXHIBIT 2.2

ADDENDUM NO. 1 TO
ACQUISITION AGREEMENT AND PLAN OF MERGER
BY AND AMONG
HIGHLAND BUSINESS SERVICES, INC.,
HGLB SUB CO,
AND
ELEVATE MARKETING GROUP, LLC

THIS ADDENDUM NO. 1 TO ACQUISITION AGREEMENT AND PLAN OF MERGER (“Addendum No. 1”) is made and entered into effective this 11th day of February, 2011, by and among HIGLAND BUSINESS SERVICES, INC., a Nevada Corporation (“HGLB”), HGLB SUB CO, a Nevada Corporation and wholly owned subsidiary of the HGLB (“HGLB Sub Co”) and ELEVATE MARKETING GROUP, LLC, a Utah limited liability company (“EMG”).

RECITALS

A.           On February 2, 2011, HGLB entered into a reverse triangular merger by and among HGLB Sub Co., and EMG, HGLB Sub Co and EMG being the constituent entities in the merger, whereby HGLB intends to issue 19,000,000 shares (post 6:1 forward split) of its 144 restricted common stock in exchange for 100% of EMG’s outstanding membership interest in addition to cancelling 36,000,000 shares (post split) of common stock. Pursuant to the terms of the merger, HGLB Sub Co will be merged with EMG wherein HGLB Sub Co shall cease to exist and EMG will become a wholly owned subsidiary of HGLB.

B.           Subject to the terms and conditions set forth in the Acquisition Agreement and Plan of Merger, the Merger was anticipated to become effective on February 14, 2011.

C.           As of the date of this Addendum No. 1, the conditions to closing have not been met by all parties.

D.           HGLB, HGLB Sub Co and EMG have determined that they require additional time to complete the conditions set forth in the Acquisition Agreement and Plan of Merger and it is in the best interest of all the parties to extend the effective date from February 14, 2011 to February 22, 2011. In addition, the parties have determined that the 19,000,000 shares (post split) of restricted common stock to be issued in exchange for 100% of the membership interest of EMG shall be issued to the EMG membership interest holders within 10 days after the effective time and the 36,000,000 shares (post split) of restricted common stock held by the officers and directors of HGLB shall be cancelled within 10 days after the effective time.

NOW, THEREFORE, for and in consideration of the foregoing, and of the mutual covenants, agreements, undertakings, representations and warranties contained herein, the parties hereto agree as follows:

1.           The Effective Time described in Section 1.2 of the Acquisition Agreement and Plan of Merger is hereby extended from February 14, 2011 to February 22, 2011.

2.           The 19,000,000 shares (post split) of restricted common stock to be issued in exchange for 100% of the membership interest of EMG as described in Section 1.7 of the Acquisition Agreement and Plan of Merger shall be issued to the EMG membership interest holders within 10 days after the effective time.

3.           The 36,000,000 shares (post split) of restricted common stock held by the officers and directors of HGLB that will be cancelled as described in Section 1.12 of the Acquisition Agreement and Plan of Merger shall be cancelled within 10 days after the effective time.

4.           Other than as specifically provided in this Addendum No. 1, all other provisions of the Acquisition Agreement and Plan of Merger shall remain in full force and effect, the Acquisition Agreement and Plan of Merger as amended by this Addendum No. 1 constituting the sole and entire agreement between the parties as to the matters contained herein, and superseding any and all conversations, letters and other communications which may have been disseminated by the parties relating to the subject matter hereof, all of which are void and of no effect.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first above written.

Highland Business Services, Inc.
a Nevada corporation

By:  /s/ Rodger Spainhoer
Name: Rodger Spainhower
Title: Chief Executive Officer

HGLB Sub Co.
a Nevada corporation

By: /s/ Rodger Spainhower
Name: Rodger Spainhower
Title: Chief Executive Officer

Elevate Marketing Group, LLC
a Utah limited liability company

By: /s/ Wright W Thurston
Name: Wright W. Thurston
Title: Chief Executive Officer